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Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-229808
March 12, 2019

UP FINTECH HOLDING LIMITED

        UP Fintech Holding Limited, or our company, has filed a registration statement on Form F-1 or the Registration Statement, including a prospectus, with the Securities and Exchange Commission, or the SEC, for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents our company has filed with the SEC for more complete information about our company and this offering. Investors should rely upon the prospectus and any relevant free writing prospectus for complete details. You may obtain these documents and other documents our company has filed for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, our company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it, by contacting (1) Citigroup Global Markets Inc. by calling 1-800-831-9146; (2) Deutsche Bank Securities Inc. by emailing at prospectus.cbdg@db.com or by calling +1-800-503-4611; (3) AMTD Global Markets Limited by emailing at project.trillion@amtdglobalmarkets.com; (4) China Merchants Securities (HK) Co., Limited by emailing at projecttrillion@cmschina.com.hk; and (5) Top Capital Partners Limited by emailing at securities@tigerfintech.com. You may also access our company's most recent prospectus dated March 11, 2019, which is included in Amendment No. 1 to our company's registration statement on Form F-1, as filed with the SEC on March 11, 2019, by visiting EDGAR on the SEC website at:

        https://www.sec.gov/Archives/edgar/data/1756699/000104746919001070/a2237808zf-1a.htm

        Top Capital Partners Limited, one of our subsidiaries in New Zealand, plans to offer allocations of the Company's Class A ordinary shares in the form of American Depositary Shares or ADSs in the Company's offering via the Company's mobile application, or the APP. Top Capital Partners Limited has its principal place of business in New Zealand and has been authorized and accredited as a market participant firm by the New Zealand Stock Exchange to provide brokerage services in New Zealand. It is not registered as a broker-dealer in the United States.

        In compliance with Section 5 of the Securities Act of 1933, or the Securities Act, such allocation program was planned to be launched on or about March 12, 2019 after the Company's prospectus under Section 10(b) of the Securities Act was filed with the SEC on March 11, 2019, and after this free writing prospectus was filed. Further, these allocations will not be offered to any United States person or any person that is physically located in the United States.

        This free writing prospectus was prepared and filed by the Company pursuant to Rule 433 under the Securities Act to include all of its APP's cached content pages related to such allocations in this offering as below. The allocation on the APP will be in Chinese and the English version was translated from the original pages in Chinese for reference purpose only.

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-229808
March 12, 2019

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-229808
March 12, 2019

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-229808
March 12, 2019

11:03

IPO – Tiger Trade

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by sending email to ir@itiger.com.

SECTION A. New Issue Rule (FINRA Rule 5130).

Pursuant to FINRA Rule 5130, the undersigned hereby certifies that with respect to each client account at Tiger Brokers ("TCPL") in which it has one opportunity to indicate interest to purchase in the new issue:

- ○ The account is eligible to purchase new issues either because no restricted person holds a beneficial interest in the account; or because the account qualifies for a general exemption (as further defined below); or because the account has implemented procedures to reduce the beneficial interests of all restricted persons with respect to new issues to in the aggregate below 10%, and the undersigned hereby represents that it will follow such procedures in connection with the purchase by the account of all new issues; or
- ◉ The undersigned is a conduit (such as a bank, foreign bank, broker/dealer, or investment advisor) and all purchases of new issues are, and will be, in compliance with the Rule. If the beneficial interests of all restricted persons in any one account exceeds in the aggregate 10% of the account but the account has implemented procedures to reduce the beneficial interest of all restricted persons with respect to new issues to in the aggregate below 10%, the undersigned hereby represents that it will follow such procedures in connection with the purchase by the account of all new issues; or
- ○ The account does not satisfy either option above in this Section A and is not eligible to purchase new issues.

SECTION B. IPO Allocation Rule (FINRA Rule 5131)

Pursuant to FINRA Rule 5131, the undersigned hereby certifies that with respect to each client account at Tiger Brokers("TCPL") in which it has the opportunity to indicate interest to purchase in the new issue:

- ○ No person that holds a beneficial interest in the account is a Covered Person (as defined herein); or
- ◉ The account is eligible to purchase new issues because the beneficial interests in the account of any Covered Persons do not, in the aggregate, exceed 25% of the account; or
- ○ The account does not satisfy either option above in this Section B and is not eligible to purchase new issues.

Your Signature

Please Enter Your Signature

☑ I certify that:
(1) I have read and fully understood documents and regulations regarding the initial public offering indication of interest; and
(2) I have read the prospectus and related documents, and my electronic signature represents my consent to the documents above and is legally equivalent to my handwritten signature.

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11:03

新股认购–Tiger Trade

A部：新股发行规定（FINRA Rule 5130)

1. 根据FINRA第5130条之规定，本人确认就每一个有机会申明其新股申购意向的老虎证券账户：

- ○ 本人账户具有认购新股的资格：因本人作为账户的实际利益人，并非上市公司的受限人士；或此账户已享有一般的豁免资格；或通过此账户采取措施进行减持后，所有受限人士的实际权益总额低于10%，且本人承诺将根据相关程序认购新股；
- ○ 本人是新股认购通道服务方（银行、外国银行、经纪商/做市商、投资顾问），且本人所有新股申购应符合Finra Rule规定。若所有受限人士在任何一个账户内持有的实际权益总额超过10%，但该账户采用程序可将所有受限人士就新股发行持有的实际权益总额减少到共计低于10%，本人承诺将遵照该等程序进行减持直至受限人士的实际权益总额低于10%;
- ○ 本人账户不满足上述任一规定，不具备此新股认购资格。

B部：IPO新股分配规定（FINRA Rule 5131)

2. 根据FINRA第5131条之规定，本人确认就每一个有机会申明其新股申购意向的老虎证券账户：

- ○ 此账户的实际利益持有人，并非上市公司的关联人士（定义详见FINRA Rule）；
- ○ 本人账户具有认购新股的资格，因任何关联人士持有此账户的实际权益总额不超过25%；
- ○ 本人账户不满足上述任一规定，不具备此新股认购资格。

您的签名

请输入您的签名

☐ 本人已阅读并知悉首次公开发行新股申购意向的相关文件及监管规定。本人已阅读招股书及相关说明，本人电子签名代表对上述说明的同意，与本人手写签名具有同等法律效力。

发行人已向美国证券交易委员会（"SEC"）提交了一份注册声明（包括招股说明书），以用于与此通信相关的发行。在您投资前，您应当阅读该注册声明中的招股书及发行人向SEC提交的其他文件，以获取有关发行人及本次发行的更多完整信息。您可以通过访问SEC网站（www.sec.gov）上的EDGAR免费获取上述信息。或如有需要，您可以发送邮件至ir@itiger.com，发行人、任何承销商或任何参与本次招股的做市商将会安排向您提供招股书。

确认，进入下一步

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-229808
March 12, 2019

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-229808
March 12, 2019

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-229808
March 12, 2019

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-229808
March 12, 2019

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-229808
March 12, 2019

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UP FINTECH HOLDING LIMITED